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                                                                    EXHIBIT 5.01
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                               September 19, 2001

VeriSign, Inc.
487 East Middlefield Road
Mountain View, California  94043-1331

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by VeriSign, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about September 21, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 15,000,000 shares of the Company's Common Stock (the "Stock"), subject to issuance by the Company upon the exercise of stock options granted or to be granted under the Company's 2001 Stock Incentive Plan (the "Plan"). In rendering this opinion, we have examined the following.

         (1) the Company's Third Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 19, 2000;

         (2) the Certificate of Amendment to the Company's Third Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on June 8, 2000;

         (3) the Company's Bylaws, certified by the Company's Secretary on October 23, 2000;

         (4) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, including the Plan and related forms of enrollment form, subscription agreement, notice of withdrawal and notice of suspension;

         (5) the Prospectus prepared in connection with the Registration Statement (the "Prospectus");

         (6) copies of the minutes of meetings and actions by written consent of the Company's Board of Directors approving the Plan that have been provided to us by the Company;

         (7) a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting the Company's capital stock and of any rights to purchase capital stock that was prepared by the Company and dated September 19, 2001 verifying the number of such issued and outstanding securities; and

         (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.


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         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

         Based upon the foregoing, it is our opinion that the 15,000,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                                     Very truly yours,

                                                     FENWICK & WEST LLP